Annual Shareholders Meeting Create Your Balance NASDAQ: UBNK

Forward Looking Statements This Presentation contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions, and future or conditional verbs, such as “will,” “would,” “should,” “could” or “may” are intended to identify forward- looking statements but are not the only means to identify these statements. Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by a forward-looking statement. Factors that could cause this difference — many of which are beyond our control — include without limitation the following: Any forward-looking statements made by or on behalf of us in this Presentation speak only as of the date of this Presentation. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should; however, consult any further disclosures of a forward-looking nature we may make in future filings.

Chief Executive Officer & President Presentation of Results

Compound Annual Growth Rates (CAGR) December 31 December 31 CAGR 2017 2010 2010-2017 (in thousands, except share data) Total Assets $7,114,159 $1,678,073 23% Loans $5,307,678 $1,410,498 21% Deposits $5,198,221 $1,219,260 23% Stockholders' Equity $693,328 $166,428 23% Diluted earnings per share $1.07 $0.44 14% Shares repurchased to date: 8,073,165 Average purchase price: $13.12 Average trading price: $13.19

Selected Balance Sheet Data December 31 December 31 Growth 2017 2016 Rate (in thousands, except share data) Total Assets $7,114,159 $6,599,520 8% Loans $5,307,678 $4,870,552 9% Deposits $5,198,221 $4,711,172 10% Stockholders' Equity $693,328 $655,866 6%

Financial Performance FY 2017 December 31 December 31 Growth 2017 2016 Rate Net income $ 54,618 $ 49,661 10% Total revenue (non-GAAP) 217,669 199,152 9% Total expense (non-GAAP) 141,049 130,954 8% Diluted earnings per share (non-GAAP) 1.16 1.00 16%

Total Shareholder Return (TSR) December 31, 2017 Closing Stock Price was $17.64 United Financial As of December 31, 2017 Bancorp, Inc. SNL Thrift Index Russell 2000 1-Year 0% -1% 15% 2-Year 46% 22% 39% 3-Year 36% 37% 33% 5-Year 60% 89% 94% Since Merger 4/30/2014 51% 47% 43% Since 4/26/2011 118% 98% 98% Since 2nd Step 3/3/2011 105% 93% 104% Pre-Conversion 1/1/2011 175% 93% 116%

Four Key Objectives

Forecast *Note: Loan Growth, Provision/Average Gross Loans, Fee Income and NIE calculations are annualized. ^ Tax Equivalent NIM forecast assumes no changes to interest rates in forecast period

Questions & Answers

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